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Exhibit 4.66

FORM of

REGISTRATION RIGHTS AGREEMENT

by and among

HUNTSMAN CORPORATION,

HUNTSMAN FAMILY HOLDINGS COMPANY LLC,

MATLINPATTERSON GLOBAL OPPORTUNITIES PARTNERS L.P.,

MATLINPATTERSON GLOBAL OPPORTUNITIES PARTNERS B L.P.,

MATLINPATTERSON GLOBAL OPPORTUNITIES PARTNERS (BERMUDA) L.P.,

CONSOLIDATED PRESS (FINANCE) LIMITED

And

EACH OF THE OTHER STOCKHOLDER SIGNATORIES

Dated as of February    , 2005

REGISTRATION RIGHTS AGREEMENT

        This REGISTRATION RIGHTS AGREEMENT (this "Agreement") dated as of February    , 2005, by and among Huntsman Corporation, a Delaware corporation (the "Corporation"), Huntsman Family Holdings Company LLC, a Utah limited liability company ("Family Holdings"), MatlinPatterson Global Opportunities Partners L.P., a Delaware limited partnership, MatlinPatterson Global Opportunities Partners B, L.P., a Delaware limited partnership, MatlinPatterson Global Opportunities Partners (Bermuda), L.P., a Bermuda limited partnership, Consolidated Press (Finance) Limited, a public company incorporated in the State of New South Wales ("CPF"), and each Stockholder of the Corporation listed on the signature pages of this Agreement.

        NOW, THEREFORE, in consideration of the premises and the covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

AGREEMENT:

        The parties hereby agree as follows:

1.     Definitions.

        As used in this Agreement, the following terms will have the following meanings:

        "Affiliate" means, with respect to any Person, a Person directly or indirectly Controlling, Controlled by, or under common Control with such Person; provided, that in no event shall the Corporation be deemed an Affiliate of Family Holdings or MatlinPatterson.

        "Average Share Price" means the quotient obtained by dividing (a) the sum of the volume-weighted average price per share of the Common Stock for each of the ten (10) days of trading occurring immediately prior to the date of such determination, as reported by Bloomberg Professional Service for the period during each trading day beginning at 9:30 a.m., New York City time and ending at 4:00 p.m., New York City time, by (b) ten (10) days.

        "Common Stock" means shares of the Corporation's common stock, par value $0.01 per share.

        "Control" means the possession, directly or indirectly, through one or more intermediaries, by any Person or group (within the meaning of Section 13(d)(3) under the Exchange Act) of both of the following: (a) in the case of a corporation, more than 25% of the direct or indirect economic interest in the outstanding equity securities thereof; in the case of a limited liability company, partnership, limited partnership or venture, the right to more than 25% of the distributions therefrom (including liquidating distributions); in the case of a trust or estate, including a business trust, more than 25% of the beneficial interest therein; and in the case of any other entity, more than 25% of the economic or beneficial interest therein; and (b) in the case of any entity, the power or authority, through ownership of voting securities, by contract or otherwise, to control or direct the management and policies of the entity.

        "CPF Registrable Securities" means shares of Common Stock owned directly or indirectly by CPF or any of its Affiliates, and securities issued in respect thereof by way of conversion, dividend or stock split or stock issuance or in connection with a combination of shares, recapitalization, reclassification, merger, sale of assets, consolidation, reorganization or otherwise, to CPF; provided, however, a Registrable Security shall cease to be a Registrable Security to the extent so provided in Section 2.

        "Demand Registration" has the meaning set forth in Section 3(a).

        "Earnout Agreement" means that certain Earnout Agreement, dated as of June 29, 2002, by and among Consolidated Press Holdings Limited, Conpress International (Netherlands Antilles) N.V., Jon M. Huntsman and Family Holdings, as amended from time to time.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time.

        "Exchange Agreement" means that certain Agreement to Exchange LLC Interests, dated as of the date hereof, among the Corporation, CPF and Huntsman Holdings, LLC.

        "Family Holdings Registrable Securities" means shares of Common Stock owned directly or indirectly by Family Holdings or any of its Affiliates (including those shares owned directly by HMP Equity Trust and allocable to the HMP Equity Trust Class B Units), and securities issued in respect thereof by way of conversion, dividend or stock split or stock issuance or in connection with a combination of shares, recapitalization, reclassification, merger, sale of assets, consolidation or reorganization or otherwise, to Family Holdings; provided, however, a Family Holdings Registrable Security shall cease to be a Family Holdings Registrable Security to the extent so provided in Section 2. For avoidance of doubt, Family Holdings Registrable Securities shall include those shares of Common Stock held directly by HMP Equity Trust other than those shares that constitute MatlinPatterson Registrable Securities; provided, however, that for purposes of any allocation under Section 3 or 4 hereof that is done on the basis of the number of Registrable Securities held by any holder, to the extent any shares of Common Stock constitute the Escrowed Corporation Interest under the HMP Equity Trust, such shares will be deemed to be allocated equally between MatlinPatterson and Family Holdings until such shares are actually allocated under the HMP Equity Trust.

        "Governmental Entity" means any federal, state, political subdivision or other governmental agency or instrumentality, foreign or domestic.

        "HMP Equity Trust" means HMP Equity Trust, a Delaware statutory trust, formed pursuant to a certificate of trust filed February 9, 2005.

        "IPO" means the initial offering of shares of Common Stock to the public in a transaction registered under the Securities Act.

        "Majority" means 50.1% or more.

        "MatlinPatterson" means MatlinPatterson Global Opportunities Partners L.P., MatlinPatterson Global Opportunities Partners B L.P., and MatlinPatterson Global Opportunities Partners (Bermuda), L.P., collectively.

        "MatlinPatterson Registrable Securities" means shares of Common Stock owned directly or indirectly by MatlinPatterson or any of its Affiliates, (including those shares owned directly by HMP Equity Trust and allocable to the HMP Equity Trust Class A Units) and securities issued in respect thereof by way of conversion, dividend or stock split or stock issuance or in connection with a combination of shares, recapitalization, reclassification, merger, sale of assets, consolidation, reorganization or otherwise, to MatlinPatterson; provided, however, a MatlinPatterson Registrable Security shall cease to be a MatlinPatterson Registrable Security to the extent so provided in Section 2. For avoidance of doubt, MatlinPatterson Registrable Securities shall include those shares of Common Stock held by HMP Equity Trust the economic interest in which is allocated to the membership interest in HMP Equity Trust owned by MatlinPatterson; provided, however, that for purposes of any allocation under Section 3 or 4 hereof that is done on the basis of the number of Registrable Securities held by any holder, to the extent any shares of Common Stock constitute the Escrowed Corporation Interest under the HMP Equity Trust, such shares will be deemed to be allocated equally between MatlinPatterson and Family Holdings until such shares are actually allocated under the HMP Equity Trust.

        "Other Stockholder Registrable Securities" means shares of Common Stock owned directly or indirectly by Stockholders who are a party to this Agreement (other than MatlinPatterson, Family Holdings or CPF) originally acquired in exchange for its interests in Huntsman Holdings or HH Preferred Member, and securities issued in respect thereof by way of conversion, dividend or stock split or stock issuance or in connection with a combination of shares, recapitalization, reclassification, merger, sale of assets, consolidation or reorganization or otherwise, provided, however, an Other

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Stockholder Registrable Security shall cease to be an Other Stockholder Registrable Security to the extent so provided in Section 2.

        "Person" means any individual, partnership, corporation, limited liability company, firm, corporation, association, joint venture, trust or other entity, or any Governmental Entity.

        "Piggyback Registration" has the meaning set forth in Section 4(a).

        "Registration Expenses" has the meaning set forth in Section 8(a).

        "Registrable Securities" means the Family Holdings Registrable Securities, the MatlinPatterson Registrable Securities, the CPF Registrable Securities and the Other Stockholders Registrable Securities.

        "SEC" means the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act and the Exchange Act.

        "Securities Act" means the Securities Act of 1933, as amended from time to time.

        "underwritten registration" or "underwritten offering" means any registration in which securities of the Corporation are sold pursuant to a firm commitment underwriting.

        "Warrants Registration Rights Agreement" means that certain Registration Rights Agreement dated as of May 9, 2003 among HMP Equity Holdings Corporation, Huntsman Holdings LLC, Huntsman Group Inc., Huntsman Family Holdings Company LLC, MatlinPatterson Global Opportunities Partners L.P. and Credit Suisse First Boston LLC and CIBC World Markets Corp., as Initial Purchasers.

        "Warrant Related Registrable Securities" means "Registrable Securities" under the Warrant Registration Rights Agreement, including any Common Stock of the Corporation issued in exchange for the Warrants of HMP Equity Holdings Corporation.

2.     Securities Subject to this Agreement.

        The securities entitled to the benefits of this Agreement are the Registrable Securities but, with respect to any particular Registrable Security, only so long as such security continues to be a Registrable Security. A Registrable Security shall cease to be a Registrable Security when (i) it has been disposed of in a transaction registered under the Securities Act, (ii) it has been sold pursuant to Rule 144 under the Securities Act, (iii) an opinion of counsel to the Corporation (the form and scope of which shall be reasonably satisfactory to the holder of such Registrable Security) shall have been delivered to such holder, or an opinion of counsel to the holder of such Registrable Security (the form and scope of which shall be reasonably satisfactory to the Corporation), shall have been delivered to the Corporation, in either case to the effect that such Registrable Security may be publicly offered for sale in the United States without restriction as to manner of sale and amount of securities sold and without registration or other restriction under the Securities Act, and the Corporation shall have offered to deliver replacement certificates for such securities that do not bear any restrictive legend, or (iv) it has been sold or transferred in a private transaction in which the transferor's rights under this Agreement are not assigned to the transferee.

3.     Demand Registration.

        (a)   Requests for Registration. Subject to the provisions of Section 3(b), at any time after the closing of the IPO any holder or holders of a Majority of the then outstanding MatlinPatterson Registrable Securities or Family Holdings Registrable Securities may request a registration by the Corporation under the Securities Act of all or part of its or their MatlinPatterson Registrable Securities or Family Holdings Registrable Securities, as applicable, (a "Demand Registration"); provided, that the number of

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MatlinPatterson Registrable Securities or Family Holdings Registrable Securities requested to be registered represents at least 3% of the Corporation's then outstanding Common Stock. Within 15 days following receipt of any such request, the Corporation will provide written notice of such registration request to all holders of Registrable Securities and will, subject to the provisions of Section 3(c) and Section 3(d), include in such registration all Registrable Securities with respect to which the Corporation has received written requests for inclusion therein within 20 days after distribution to the applicable holder of the Corporation's notice. All Demand Registration requests made pursuant to this Section 3(a) will specify the number of Registrable Securities to be registered and will also specify the intended method of disposition thereof, which may include the sale of securities on a continuous or delayed basis.

        (b)   Number of Registrations. The holders of MatlinPatterson Registrable Securities and Family Holdings Registrable Securities will be entitled to request an unlimited number of Demand Registrations; provided, however, that if a requested registration could be effected pursuant to Section 5 hereof, it shall be deemed a registration requested under Section 5 rather than under this Section 3.

        (c)   Limitation on Rights of Corporation or Other Securityholders to Piggyback on Demand Registrations. Neither the Corporation nor any of its securityholders has any right to include any of the Corporation's securities in a registration statement initiated as a Demand Registration under this Section 3 if such Demand Registration is an underwritten offering unless (i) such securities are of the same class as the Registrable Securities being registered and (ii) the Corporation, or the selling securityholders, as applicable, agree to sell their securities on the same terms and conditions as apply to the Registrable Securities being registered and the holders thereof. If any securityholders of the Corporation (other than the holders of Registrable Securities in such capacity and, if required by the Warrants Registration Rights Agreement holders, of Warrant Related Registrable Securities) register securities of the Corporation in a Demand Registration (in accordance with the provisions of this Section 3(c)), such securityholders will pay the fees and expenses of counsel to such securityholders and their pro rata share of the Registration Expenses if such pro rata share of the Registration Expenses for such registration are not paid by the Corporation for any reason. The Corporation, any holder of Registrable Securities and any such other securityholder may withdraw their securities from a Demand Registration at any time prior to the date such Demand Registration becomes effective with the SEC; provided, however, if the Demand Registration is an underwritten offering and there is an underwriting agreement in place, they may do so only on the reasonable and customary terms agreed upon by the managing underwriters for such offering.

        (d)   Priority on Demand Registrations. If a Demand Registration is an underwritten offering and the managing underwriters advise the Corporation and the selling holders of the Registrable Securities requested to be registered during the 20-day period set forth in Section 3(a) hereof in writing that in their opinion the number of such Registrable Securities requested to be included exceeds the number of securities which can be sold in such offering without materially and adversely affecting the proposed offering or the offering price, the Corporation will include in such registration only the number of such Registrable Securities (and, if required by the Warrants Registration Rights Agreement, Warrant Related Registrable Securities) which in the opinion of such underwriters can be sold without materially and adversely affecting the proposed offering or the offering price, and such securities will be allocated among the holders of such Registrable Securities (and, if required by the Warrants Registration Rights Agreement, the holders of Warrant Related Registrable Securities) requesting to be included in the registration pro rata on the basis of the total number of Registrable Securities (and, if required by the Warrants Registration Rights Agreement, Warrant Related Registrable Registrable Securities requested to be included in such registration) requested to be included therein by each such holder. If securities (other than Registrable Securities and, if applicable, Warrant Related Registrable Securities) are proposed to be included by the Corporation or its other securityholders in a Demand Registration which is an underwritten offering (subject to and in accordance with the provisions of

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Section 3(c)) and the managing underwriters advise the Corporation and the selling holders in writing that some but not all of said other securities can be sold without materially and adversely affecting the proposed offering or the offering price in such underwritten offering, in addition to all of the Registrable Securities (and, if required by the Warrants Registration Rights Agreement, Warrant Related Registrable Securities) being registered, those securities which are permitted to be included will be allocated (i) first, to the Corporation and (ii) second, to the other securityholders, allocated among them in such proportions as such securityholders and the Corporation may agree.

        (e)   Selection of Underwriters. If any Demand Registration is an underwritten offering or a best efforts underwritten offering, the investment banker or investment bankers and manager or managers that will administer the offering will be selected by the holders of a Majority (by number of shares) of the MatlinPatterson Registrable Securities and Family Holdings Registrable Securities requested to be included in such offering; provided, however, that such investment bankers and managers must be reasonably satisfactory to the Corporation.

        (f)    Other Registration Rights Agreements. Without the prior written consent of the holders of a Majority of the MatlinPatterson Registrable Securities and of a Majority of the Family Holdings Registrable Securities, the Corporation will not enter into any agreement with any holder or prospective holder of any securities of the Corporation after the date hereof (except for the assumption of those certain registration obligations under the Warrants Registration Rights Agreement in connection with the issuance of Common Stock in exchange for the warrants and warrant shares of HMP Equity Holdings Corporation) which grants to such holder or prospective holder any registration rights unless such agreement and the rights granted thereunder are subject and subordinate to the rights of holders hereunder. As of the date hereof, the only agreements with any holder of any securities of the Corporation which grant registration rights are this Agreement and the Warrants Registration Rights Agreement.

        (g)   Withdrawal by Holders of Registrable Securities. The initiating holders of Registrable Securities may withdraw a Demand Request at any time and under any circumstances.

4.     Piggyback Registrations.

        (a)   Right to Piggyback. If at any time after consummation of the IPO the Corporation proposes to register any equity securities under the Securities Act in connection with the public offering of such securities (other than a registration relating to employee or director benefit plans or a corporate reorganization, mergers or acquisition, or a registration on any form that does not permit inclusion of sales of Registrable Securities), whether such offering is a primary offering by the Corporation or a secondary offering by holders of the Corporation's securities or both (a "Piggyback Registration"), the Corporation will give written notice to all holders of Registrable Securities of its intention to effect such a registration as soon as practicable, but in no event less than 20 days prior to the anticipated filing date of the initial registration statement related thereto; provided, that such notice shall indicate the number of shares proposed to be registered, the proposed means of distribution of such securities and the proposed managing underwriters of such offering, if any. Subject to the provisions of Sections 4(b) and (c), the Corporation will include in such Piggyback Registration all Registrable Securities with respect to which the Corporation has received written requests for inclusion therein within 20 days after delivery of the Corporation's notice. The holders of Registrable Securities will be permitted to withdraw all or any part of such holder's Registrable Securities from a Piggyback Registration at any time prior to the date such Piggyback Registration becomes effective with the SEC; provided, however, if the Piggyback Registration is an underwritten offering and there is an underwriting agreement in place, the holders of Registrable Securities may do so only on the reasonable and customary terms agreed upon by the managing underwriters for such offering. If a Piggyback Registration is an underwritten offering effected (i) under Section 4(b), all Persons whose securities are included in the Piggyback Registration will be obligated to sell their securities on the same terms and conditions as apply to the

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securities being issued and sold by the Corporation or (ii) under Section 3(a) or 4(c), all Persons whose securities are included in the Piggyback Registration will be obligated to sell their securities on the same terms and conditions as apply to the securities being sold by the Person or Persons who initiated the Piggyback Registration under Section 3(a) or 4(c). The foregoing notwithstanding, if, at any time after giving written notice of a Piggyback Registration but prior to the effective date of the registration statement filed in connection therewith, the Corporation shall determine for any reason not to register the securities described in its notice of its intention to file a registration statement, the Corporation shall give prompt written notice of such determination to the holders of Registrable Securities and thereupon shall be relieved of its obligation to register any Registrable Securities in such registration.

        (b)   Priority on Primary Registrations. If a Piggyback Registration is an underwritten primary registration on behalf of the Corporation, and the managing underwriters advise the Corporation in writing that in their opinion the total number of securities requested to be included in such registration exceeds the number of securities (the "Primary Limit") which can be sold in such offering without materially and adversely affecting the offering or the offering price, the Corporation will include in such registration securities not in excess of the Primary Limit in the following order: (i) first, all securities the Corporation proposes to sell, (ii) second, up to the full number of Registrable Securities and Warrant Related Registrable Securities requested to be included in such registration by holders of Registrable Securities and the holders of Warrant Related Registrable Securities (if such number together with the securities included pursuant to clause (i) exceeds the Primary Limit, the securities to be registered shall be allocated among the holders of Registrable Securities and the holders of Warrant Related Registrable Securities requesting to be included in the registration pro rata among them on the basis of the total number of Registrable Securities and Warrant Related Registrable Registrable Securities requested to be included in such registration (provided that the number of Registrable Securities to be registered shall be allocated among the holders of Registrable Securities requesting to be included in the registration pro rata on the basis of the total number of Registrable Securities held by their respective holders requesting inclusion in the registration)), (iii) third, up to the full number of securities requested to be included in such registration by other holders of securities entitled to include securities in such Piggyback Registration (if such number (together with the number of securities pursuant to clauses (i) and (ii)) exceeds the Primary Limit, the other securities to be registered shall be allocated pro rata among such holders on the basis of the number of securities requested to be included therein by each such holder), and (iv) fourth, such additional securities (which together with those securities included in (i), (ii) and (iii) do not exceed the Primary Limit) as may be agreed upon by the Corporation and any other securityholders; provided, however, that in connection with any such registration that occurs within 180 days of consummation of the IPO as among the holders of Registrable Securities the right to include such securities shall be allocated (A) first, to the holders of Family Holdings Registrable Securities up to a number of shares determined by dividing (x) the difference between $150 million and the amount of proceeds previously received by holders of Family Holdings Registrable Securities from registered sales by (y) the Average Share Price on the date of the notice from the Corporation provided for in Section 4(a), (B) second, to the holders of MatlinPatterson Registrable Securities and CPF Registrable Securities (allocated among the holders of MatlinPatterson Registrable Securities and CPF Registrable Securities requesting to be included in the registration pro rata on the basis of the total number of Registrable Securities held by holders requesting inclusion in the registration) up to a number of shares determined by dividing (x) the difference between $400 million and the amount of proceeds previously received by holders of MatlinPatterson Registrable Securities and CPF Registrable Securities from registered sales by (y) the Average Share Price on the date of the notice from the Corporation provided for in Section 3(a) and (C) third, pro rata among all holders of Registrable Securities requesting inclusion in such Piggyback Registration on the basis of the total number of Registrable Securities requested to be included therein by each such holder.

        (c)   Priority on Secondary Registrations. If a Piggyback Registration is an underwritten secondary registration on behalf of holders of the Corporation's securities pursuant to the exercise of such

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holders' demand registration rights or otherwise (other than a Demand Registration), and the managing underwriters advise the Corporation in writing that in their opinion the number of securities requested to be included in such registration exceeds the number of securities which can be sold in such offering without materially and adversely affecting the offering or the offering price (the "Secondary Limit"), the Corporation will include in such registration securities not in excess of the Secondary Limit in the following order: (i) first, up to the full number of Registrable Securities and Warrant Related Registrable Securities proposed to be included therein (if such number exceeds the Secondary Limit, the securities to be registered shall be allocated among the holders of Registrable Securities and the holders of Warrant Related Registrable Securities requesting to be included in the registration pro rata among them on the basis of the total number of Registrable Securities and Warrant Related Registrable Securities, requested to be included in such registration (provided that the number of Registrable Securities to be registered shall be allocated among the holders of Registrable Securities requesting to be included in the registration pro rata on the basis of the total number of Registrable Securities held by their respective holders requesting inclusion in the registration)), (ii) up to the full number of securities the Corporation proposes to sell, (iii) up to the full number of securities requested to be included in such registration by other holders of securities permitted to include securities in such Piggyback Registration, (if such number (together with the number of securities included pursuant to clauses (i) and (ii)) exceeds the Secondary Limit, the other securities to be registered shall be allocated pro rata among such holders on the basis of the number of securities requested to be included therein by each such holder) and (iv) any additional securities (which together with those securities included pursuant to clauses (i), (ii) and (iii) do not exceed the Secondary Limit) as may be agreed upon by the Corporation and any other securityholders.

        (d)   Selection of Underwriters. If any Piggyback Registration is a primary registration of an underwritten offering for the Corporation, the Corporation will have the sole right to select the investment banker or bankers and manager or managers to administer the offering. If any Piggyback Registration is an underwritten secondary registration on behalf of holders of the Corporation's securities pursuant to exercise of such holders' demand registration rights, the selection of the investment banker or bankers and manager or managers shall be made in the manner agreed solely among the Corporation and such holders initiating the demand registration rights or otherwise causing such registration to occur.

        (e)   Limitation. No Piggyback Registration effected under this Section 4 shall be deemed to constitute a Demand Registration or to have been effected pursuant to Section 3 hereof or shall release the Corporation of its obligations to effect any Demand Registration upon request as provided under Section 3 hereof.

5.     Form S-3 Registrations.

        (a)   After its IPO, the Corporation shall use its commercially reasonable efforts to qualify for registration on Form S-3 or any comparable or successor form or forms. After such qualification, in case the Corporation shall receive from any holder or holders of a Majority of the then outstanding (x) MatlinPatterson Registrable Securities or (y) Family Holdings Registrable Securities, a written request or requests that the Corporation effect a registration on Form S-3 with respect to all or a part of the Registrable Securities owned by such holder or holders, the Corporation agrees:

          (i)    to promptly (and in any event no more than 15 days following receipt of any such request) give notice of the proposed registration and any related qualification or compliance, to the other holders of Registrable Securities;

          (ii)   to effect a registration and all qualifications and compliance as would permit or facilitate the sale and distribution on a continuous basis of such portion of the requesting holders' Registrable Securities as are specified in such request plus any portion of the Registrable Securities

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  of holders who join in such request by written notice to the Corporation given within 20 days after receipt of notice pursuant to clause (i) from the Corporation; provided, however, that the Corporation shall not be required to include more than $300 million of MatlinPatterson Registrable Securities, $200 million of Family Holdings Registrable Securities, and $50 million of CPF Registrable Securities and Stockholder Registrable Securities; provided, further, that the Corporation shall not be obligated to effect any such registration, qualification, or compliance pursuant to this Section 5: (A) if Form S-3 is not available for such offering or (B) if the Corporation has within the six (6) month period preceding the date of such request already effected a registration on Form S-3 pursuant to a request made under this Section 5. If the number of CPF Registrable Securities and Other Stockholder Registrable Securities requested to be included exceeds the amount that the Corporation is required to include in such registration statement, then the available space in such registration statement shall be allocated pro rata among the holders of such Registrable Securities requesting to be included in the registration on the basis of the total number of Registrable Securities held by their respective holders.

        (b)   Notwithstanding Section 5(a)(ii)(B), the Corporation agrees that (i) if it did not include in such registration all of the MatlinPatterson Registrable Securities requested to be included then at any time when the amount of MatlinPatterson Registrable Securities remaining unsold under the registration statement is less than $200 million, it will promptly file a new or additional registration statement for additional sales of MatlinPatterson Registrable Securities as shall then permit sales of at least $300 million of MatlinPatterson Registrable Securities in the aggregate, (ii) if it did not include in such registration all of the Family Holdings Registrable Securities requested to be included therein then at any time when the amount of Family Holdings Registrable Securities remaining unsold under the registration statement is less than $135 million, it will promptly file a new or additional registration statement for such additional sales of Family Holdings Registrable Securities as shall then permit sales of at least $200 million of Family Holdings Registrable Securities in the aggregate, and (iii) if it did not include in such registration all of the CPF Registrable Securities requested to be included therein then at any time when the amount of CPF Registrable Securities remaining unsold under the registration statement is less than $10 million, it will promptly file a new or additional registration statement for such additional sales of CPF Registrable Securities as shall then permit sales of at least $50 million of CPF Registrable Securities and Other Stockholder Registrable Securities in the aggregate.

6.     Deferral of Filing; Preemption.

        (a)   Deferral of Filing. Anything herein to the contrary notwithstanding, the Corporation may defer the filing of any registration statement otherwise required to be filed by it pursuant to Section 3 for up to 90 days if the Corporation notifies each requesting holder promptly after such request that the Corporation's Board of Directors has determined in its good faith judgment that the requested registration and offering would require disclosure of pending or contemplated matters or information, the disclosure of which would likely be detrimental to the Corporation or materially interfere with its or its subsidiaries business or a pending or contemplated material transaction involving the Corporation or any of its subsidiaries which period may be extended for up to an additional 90 days upon a subsequent determination by the Board of Directors in good faith that the conditions for deferral still exist. In addition to the foregoing deferral rights, the Corporation shall not be required to file any registration statement pursuant to Section 3 (i) within 90 days after the effectiveness of a registration statement relating to a Demand Registration or (ii) within 180 days (or such shorter period as may be permitted by the underwriters lock-up agreement, if any) after the effectiveness of a registration statement referred to in Section 4 unless the number of securities held by holders of Registrable Securities included in such prior registration statement referred to in this clause (ii) was less than 80% of the number of shares such holders requested to include in which event the period of delay under this clause (ii) shall be 90 days.

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        (b)   Preemption by the Corporation. Anything herein to the contrary notwithstanding, in the event the Corporation reasonably expects to file, within 60 days of a demand for registration, a registration statement pertaining to securities for the account of the Corporation (except a registration statement relating to employee or director benefit plans or a corporate reorganization, merger or acquisition, or a registration on any form that does not permit inclusion of sales of Registrable Securities) then such request shall constitute a request made pursuant to Section 4 hereof to include in such registration statement all Registrable Securities subject to such request and the Corporation shall not be obligated to file a separate registration statement for the Registrable Securities subject to such request; provided, that the Corporation is actively employing good faith reasonable efforts to cause such registration statement to be filed and to become effective.

        (c)   Termination of Deferral Period. In the case of a deferral pursuant to Section 6(a), the deferral period shall terminate upon the earlier of the completion or abandonment of the relevant securities offering or sale, or other pending or contemplated material transaction. After the termination or expiration of any deferral period and without further request from the holders of Registrable Securities, the relevant Demand Registration shall be reinstated, and the Corporation shall effect the filing of the relevant Demand Registration unless the initiating holders shall have, prior to the filing of such registration, withdrawn the initial request.

7.     Registration Procedures.

        (a)   Subject to the terms hereof, whenever the holders of Registrable Securities have requested that any Registrable Securities be registered in accordance with the terms and conditions of this Agreement, the Corporation will use its reasonable best efforts to effect the registration and to permit the sale of such Registrable Securities in accordance with the intended method of disposition thereof, and pursuant thereto the Corporation will promptly:

          (i)    prepare and file with the SEC, subject to the availability of all required consents of independent accountants (which the Corporation agrees to use all reasonable efforts to obtain), not later than the later of 60 days after receipt of a request to file a registration statement with respect to such Registrable Securities a registration statement with respect to such Registrable Securities and the business day after the date the lock-up agreement of the Corporation expires under the Underwriting Agreement related to the IPO, and use its reasonable best efforts to cause such registration statement to become effective; provided, that each such registration statement will be on a form for which the Corporation then qualifies, which is available for the sale of the Registrable Securities in accordance with the intended method of disposition thereof, and will provide for the registration of at least such number of shares as shall have been demanded be registered; provided, however, that before filing a registration statement or prospectus or any amendments or supplements thereto, the Corporation will furnish to each of the holders including shares therein, and the managing underwriters, if any, draft copies of all such documents proposed to be filed a reasonable period prior to such filing, which documents will be subject to the reasonable review of each of such holders, and the managing underwriters, if any, and their respective agents and representatives and the Corporation will not include in any registration statement information concerning or relating to the holders including shares therein to which any such affected holder shall reasonably object in writing (unless the Corporation reasonably determines that the inclusion of such information is required by applicable law or the regulations of any securities exchange to which the Corporation may be subject or is required to prevent a material omission or misstatement in the filing);

          (ii)   notify each seller of Registrable Securities of any stop order issued by the SEC and take all reasonable actions required to prevent the entry of such stop order or to remove it at the earliest possible time if entered;

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          (iii)  prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period of not less than 120 days, or such shorter period as may be required if all Registrable Securities covered by such registration statement are sold prior to the expiration of such 120-day period (except in connection with an underwritten offering, in which case such registration statement shall be kept effective as long as the underwriters reasonably request in the underwriting agreement); provided, however, that (i) such 120-day period shall be extended for a period of time equal to the period the holder of such Registrable Securities refrains from selling any securities included in such registration at the request of the underwriter under any other registration statement of the Corporation; and (ii) in the case of any registration of Registrable Securities under Section 3 (if requested by the holder entitled to a Demand Registration thereunder) and/or under Section 5 hereof on Form S-3 that are intended to be offered on a continuous or delayed basis, such 120-day period shall be extended, if necessary, to keep the registration statement effective until all such Registrable Securities are sold, provided that Rule 415, or any successor rule under the Securities Act, permits an offering on a continuous or delayed basis, and provided further that applicable rules under the Securities Act governing the obligation to file a post-effective amendment permit, in lieu of filing a post-effective amendment that (x) includes any prospectus required by Section 10(a)(3) of the Act or (y) reflects facts or events representing a material or fundamental change in the information set forth in the registration statement, the incorporation by reference of information required to be included in (x) and (y) above to be contained in periodic reports filed pursuant to Section 13 or 15(d) of the Exchange Act in the registration statement; and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement;

          (iv)  furnish without charge to each seller and managing underwriters of Registrable Securities such number of copies of such registration statement, each amendment and supplement thereto (in each case including all exhibits thereto), the prospectus included in such registration statement (including each preliminary, final, summary, amended or supplemented prospectus) and such other documents as such seller and managing underwriters may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such seller;

          (v)   use its reasonable best efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions within the United States as any seller reasonably requests, keep such registrations or qualifications in effect for so long as the registration statement remains in effect, and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller; provided, however, that the Corporation will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 7(a)(v), (ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service of process in any such jurisdiction;

          (vi)  use its reasonable best efforts to cause the Registrable Securities covered by such registration statement to be registered with or approved by such other Governmental Entities within the United States as may be necessary to enable the seller or sellers thereof to consummate the disposition of such Registrable Securities in accordance with the intended methods of disposition set forth in such registration statement;

          (vii) notify each seller of such Registrable Securities, at any time when a registration statement is effective or any prospectus to such Registrable Securities is required to be delivered under the Securities Act, if such registration statement, prospectus or any document incorporated therein by reference contains an untrue statement of a material fact or omits to state any material fact

10

  necessary to make the statements therein not misleading in light of the circumstance then existing, and prepare and file promptly with the SEC a supplement or amendment to such prospectus or any such document incorporated therein by reference so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstance then existing;

          (viii) use its reasonable best efforts to cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Corporation are then listed or traded;

          (ix)  provide a transfer agent and registrar for all Registrable Securities and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration statement;

          (x)   enter into such customary agreements (including an underwriting agreement in customary form with customary lock-up provisions not to exceed 90 days from the date of the prospectus) and take such other customary actions in connection therewith as the holders of a Majority of the Registrable Securities being registered or the managing underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities; and make such representations and warranties and provide such indemnities with respect to the registration statement, post-effective amendment or supplement thereto, prospectus or any amendment or supplement thereto, and documents incorporated by reference, if any, to the managing underwriters of the Registrable Securities, in form, substance and scope as are customarily made by the Corporation in connection with offerings of Registrable Securities in transactions of such kind;

          (xi)  make available for inspection by any underwriter participating in any disposition pursuant to such registration statement, and any attorney, accountant or other agent retained by any such underwriter, and counsel to the sellers of Registrable Securities all financial and other records, pertinent corporate documents and properties of the Corporation and its subsidiaries, and cause the Corporation's officers, directors and employees and accountants to supply all information reasonably requested by any such underwriter, attorney, accountant or agent and counsel to the sellers of Registrable Securities in connection with such registration statement or as may be necessary, in the opinion of such sellers' or underwriters' counsel to conduct a reasonable investigation within the meaning of the Securities Act, in each case upon receipt of an appropriate confidentiality agreement;

          (xii) in the case of an underwritten offering (or, in the case of an offering that is not underwritten, upon the request of any holder of Registrable Securities covered by a registration statement and at such holder's expense), obtain opinions of counsel to the Corporation and updates thereof (the form, scope and substance of which opinions shall be reasonably satisfactory to the managing underwriters, if any, or the holder, as applicable, and addressed to each of the underwriters, if any, or the holder, as applicable) covering the matters customarily covered in opinions requested in underwritten offerings;

          (xiii) in the case of an underwritten offering (or, in the case of an offering that is not underwritten, upon the request of any holder of Registrable Securities covered by a registration statement and at such holder's expense), use their reasonable best efforts to obtain a "cold comfort" letter and updates thereto from the Corporation's independent public accountants (and, if necessary, any other independent certified public accountants of any subsidiary of the Corporation or of any business acquired by the Corporation for which financial statements and financial data is, or is required to be, included in the registration statement), in customary form and covering such matters of the type customarily covered by cold comfort letters, as the managing underwriters, or the holder, as applicable, reasonably request;

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          (xiv) notify each holder of Registrable Securities covered by a registration statement and the managing underwriters, if any, promptly, (i) (A) when a prospectus or any prospectus supplement or post-effective amendment is proposed to be filed, and (B) with respect to a registration statement or any post-effective amendment, when the same has become effective, (ii) of any request by the SEC or any other Governmental Entity for amendments or supplements to a registration statement or related prospectus or for additional information, (iii) of the issuance by any state securities commission, any other Governmental Entity or any court of any order or injunction suspending or enjoining the use of a prospectus or the effectiveness of a registration statement or the initiation of any proceedings for that purpose, and (iv) of the receipt by the Corporation of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose; and

          (xv) otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the SEC, and generally make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months, but not more than eighteen months, beginning with the first month after the effective date of the registration statement, which earnings statement will satisfy the provisions of Section 11(a) of the Securities Act and may be prepared in accordance with Rule 158 under the Securities Act.

        (b)   The Corporation may require each seller of Registrable Securities as to which any registration is being effected to furnish to the Corporation in writing such information regarding the seller and the distribution of such securities as the Corporation may from time to time reasonably request.

8.     Registration Expenses.

        (a)   All expenses incident to the Corporation's performance of or compliance with this Agreement, including without limitation all registration and filing fees, fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel for the underwriters in connection with blue sky qualifications of the Registrable Securities), messenger, telephone and delivery expenses, and fees and disbursements of counsel for the Corporation and of the Corporation's independent certified public accountants (including the expenses of any special audit or "cold comfort" letters required by or incident to such performance), fees and expenses of underwriters customarily paid by issuers of securities (including liability insurance if the Corporation so desires), all expenses relating to the preparation, printing, distribution and reproduction of the registration statement and prospectus and any amendment or supplement to the foregoing, certificates representing the Registrable Securities and all other documents relating to any of the foregoing, the reasonable fees and expenses of any special experts retained by the Corporation or at the request of the managing underwriters in connection with such registration and fees and expenses of other Persons retained by the Corporation, and the reasonable fees and disbursements of one counsel for sellers of Registrable Securities; but excluding underwriting discounts, commissions, fees, discounts and commissions of brokers and dealers and capital gains, income and transfer taxes, if any, relating to any sale of Registrable Securities and the fees and disbursements of counsel for the holders of Registrable Securities (other than as set forth above), will be borne and paid promptly by the Corporation (all such expenses being herein called "Registration Expenses").

        (b)   Subject to Section 8(a) above, in connection with each registration hereunder, the holders of Registrable Securities included therein shall be responsible for all fees and disbursements of their counsel and for (i) all underwriting discounts or other commissions, fees, discounts and commissions of brokers and dealers payable by them as selling securityholders and (ii) capital gains, income and transfer taxes, if any, relating to the sale of such Registrable Securities.

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9.     Indemnification; Contribution.

        (a)   Indemnification by Corporation. In the event any Registrable Securities are included in a registration statement pursuant to this Agreement, the Corporation shall indemnify and hold harmless each holder of such Registrable Securities, its employees, officers, directors, agents and constituent partners and each Person who controls such holder (within the meaning of the Securities Act and the Exchange Act) against all losses, claims, damages, liabilities (joint or several) and expenses (or actions in respect thereof) in connection with any sale of Registrable Securities pursuant to a registration statement arising out of or based upon (i) any violation or alleged violation of the Securities Act, the Exchange Act or any state securities law, or any rule or regulation promulgated thereunder by the Corporation or any of its employees, officers, directors or agents or (ii) any untrue or alleged untrue statement of a material fact contained in any registration statement or preliminary or final prospectus relating to the registration of such Registrable Securities or any amendment or supplement thereto or any document incorporated by reference therein or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, except insofar as the same are contained in any information furnished in writing to the Corporation by or on behalf of such holder or other indemnified Person expressly for use therein or are caused by such holder's failure to deliver a copy of the registration statement or prospectus or any amendments or supplements thereto after the Corporation has furnished such holder with a sufficient number of copies of the same. Subject to the provisions of Section 9(c), the Corporation will pay, indemnify, hold harmless and reimburse each holder of Registrable Securities, its officers, directors, agents, constituent partners and controlling Persons for any reasonable legal and other expenses as incurred in connection with investigating or defending any such losses, claims, damages, liabilities, expenses or actions for which such Person is entitled to indemnification hereunder. In connection with a firm commitment or best efforts underwritten offering, the Corporation will indemnify the underwriters or agents, their officers, directors, constituent partners and each Person who controls such underwriters (within the meaning of the Securities Act and the Exchange Act) or agents to the same extent as provided above (or such greater extent as may be customarily required by the managing underwriters) with respect to the indemnification of the holders of Registrable Securities.

        (b)   Indemnification by Holder of Registrable Securities. In connection with any registration statement in which a holder of Registrable Securities is participating, such holder shall indemnify and hold harmless the Corporation, its employees, directors, agents and officers, each Person who controls the Corporation (within the meaning of the Securities Act and the Exchange Act) and all other prospective sellers and their respective directors, officers, agents and controlling Persons (within the meaning of the Securities Act and the Exchange Act) against any losses, claims, damages, liabilities (joint and several) and expenses (or actions in respect thereof) arising out of or based upon any untrue or alleged untrue statement of a material fact or any omission or alleged omission of a material fact required to be stated in any registration statement or preliminary or final prospectus relating to the registration of such Registrable Securities or any amendment thereof or supplement thereto or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, to the extent, but only to the extent, that such untrue or alleged untrue statement or omission or alleged omission is contained in any written information or affidavit furnished by or on behalf of such holder specifically for use in such registration statement or prospectus and then only to the extent of the total net proceeds received by such holder of Registrable Securities (after deducting any discounts, commissions and similar fees applicable thereto) in consideration of the Registrable Securities sold by such holder in connection with such registration. Subject to the provisions of Section 9(c), the holders of Registrable Securities participating in any registration will pay, indemnify, hold harmless and reimburse (without duplication), to the extent of the total net proceeds received by the holders of Registrable Securities (after deducting any discounts, commissions and similar fees applicable thereto and after taking into account any indemnity payments pursuant to the immediately

13

preceding sentence), the Corporation, its officers, directors and controlling Persons and all other prospective sellers and their respective directors, agents, officers and controlling Persons for any reasonable legal and other expenses as incurred in connection with investigation or defending any such losses, claims, damages, liabilities, expenses or actions.

        (c)   Conduct of Indemnification Proceedings. Any Person entitled to indemnification hereunder will (i) give prompt notice to the indemnifying party of any claim with respect to which it seeks indemnification (but omission of such notice shall not relieve the indemnifying party from liability hereunder except to the extent such indemnifying party is actually prejudiced by such failure to give notice) and (ii) unless in such indemnified party's reasonable judgment a conflict of interest may exist between such indemnified and indemnifying parties with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. The indemnifying party will not be subject to any liability for any settlement made without its consent. No indemnifying party will consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of an unconditional release from all liability in respect to such claim or litigation and does not subject the indemnified party to any material injunctive relief or other material equitable remedy. An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel (in addition to any local counsel) for all parties indemnified by such indemnifying party with respect to such claim.

        (d)   Contribution. If the indemnification provided for in Section 9(a) or Section 9(b) is unavailable or insufficient to hold harmless each of the indemnified parties against any losses, claims, damages, liabilities and expenses (or actions in respect thereof) to which such parties may become subject under the Securities Act, then the indemnifying party shall, in lieu of indemnifying each party entitled to indemnification hereunder, contribute to the amount paid or payable by such party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and such indemnified parties on the other in connection with the statements or omissions or alleged statements or omissions that resulted in such losses, claims, damages, liabilities or expenses. The relative fault of such parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact, or omission or alleged omission to state a material fact, relates to information supplied by or concerning the indemnifying party on the one hand, or by such indemnified party on the other, and such party's relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 9(d) were determined by pro rata allocation or by any other allocation that does not take into account the equitable considerations referred to in this Section 9(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or expenses referred to above shall be deemed to include (subject to the limitations set forth in Section 9(b) or 9(c) hereof) any legal or other fees or expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action, proceeding or claim. Notwithstanding the provisions of this Section 9(d), no seller of Registrable Securities shall be required to contribute any amount in excess of the amount by which the proceeds received by such seller from the sale of any Registrable Securities (after deducting any fees, discounts and commissions applicable thereto) exceeds the amount of any damages which such seller has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation within the meaning of the Act shall be entitled to contribution from any Person that is not guilty of such fraudulent misrepresentation.

        (e)   Priority of Indemnification. Notwithstanding the foregoing, to the extent that provisions on indemnification and contribution contained in the underwriting agreement entered into in connection

14

with an underwritten offering are in conflict with the foregoing, the provisions of the underwriting agreement shall prevail (in respect of any party to this Agreement that also is a party to the underwriting agreement).

        (f)    Payment. The indemnification and contribution required by this Section 9 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred.

        (g)   Beneficiaries of Indemnification. The obligations of the Corporation and the holders of Registrable Securities under this Section 9 shall be in addition to any liability that they may otherwise have.

10.   Rule 144.

        The Corporation covenants that after the consummation of the IPO it will use its reasonable best efforts to timely file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder (or, if the Corporation is not required to file such reports, it will, upon the request of any holder of Registrable Securities, make publicly available such information), all to the extent required from time to time to enable such holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the SEC. Upon the request of any holder of Registrable Securities, the Corporation will deliver to such holder a written statement as to whether it has complied with such requirements.

11.   Participation in Underwritten Registrations; Market Stand-Off Agreement.

        (a)   Participation in Underwritten Registration. No Person may participate in any underwritten registration hereunder unless such Person (i) agrees to sell such Person's securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (ii) completes and executes all customary questionnaires, powers of attorney, underwriting agreements, lock-ups and other documents required under the terms of such underwriting arrangements, provided, that in the case of any holder of CPF Registrable Securities, the terms of such underwriting arrangements, powers of attorney, underwriting agreements, lock-ups and other documents shall be no less favorable to such holder than those applicable to any holder of Family Holdings Registrable Securities or MatlinPatterson Registrable Securities participating in such registration.

        (b)   Market Stand-Off Agreement. Each holder of Registrable Securities agrees, whether or not it is participating in such registration statement, that it shall not, to the extent requested by an underwriter of Common Stock (or other securities of the Corporation), sell or otherwise transfer or dispose of any securities of the Corporation (other than those included in the registration) during the 90 day period following the effective date of a registration statement filed under the Securities Act relating to an underwritten offering by such underwriter with gross proceeds to the sellers in such offering of at least $100 million if such holder and it Affiliates, collectively, own, directly or indirectly (including any shares which such holder or its Affiliate has the right to acquire) 5% or more of the outstanding Common Stock. In order to enforce the foregoing covenant, the Corporation may impose stop-transfer instructions with respect to the securities of the Corporation owned by holders of Registrable Securities until the end of such 90 day period.

12.   Miscellaneous.

        (a)   Right to Suspend. The Corporation may, by notice in writing to each holder of Registrable Securities, require the holder of Registrable Securities to suspend use of any prospectus included in a registration statement filed hereunder if the Corporation reasonably determines that it contains an

15

untrue statement of a material fact or omits to state any material fact necessary to make the statements therein not misleading or that any transaction in which the Corporation is engaged or proposes to engage, or any event that has occurred or is expected to occur, would require an amendment to such registration statement or an amendment or supplement to such prospectus (including any such amendment or supplement made through incorporation by reference to a report filed under Section 13 of the Exchange Act). Each holder of Registrable Securities agrees that, upon receipt of any notice from the Corporation of the happening of any event of the kind described in this Section 12(a), such holder will forthwith discontinue disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until such holder's receipt of the copies of a properly supplemented or amended prospectus, and, if so directed by the Corporation, such holder will deliver to the Corporation all copies, other than permanent file copies, then in such holder's possession, of the most recent prospectus covering such Registrable Securities at the time of receipt of such notice. In the event the Corporation gives any such notice, the time period mentioned in Section 7(a)(iii), if applicable, will be extended by the number of days during the period from and including the date of the giving of such notice to and including the date when each seller of Registrable Securities covered by such registration statement has received the copies of such supplemented or amended prospectus. The Corporation agrees to use its reasonable best efforts to cause any suspension of use of any prospectus pursuant to this paragraph to be as short a period of time as possible, including filing an amendment or supplement to such prospectus or registration statement to correct such untrue statement of material fact or material omission within 30 days following the date of the notice delivered to the holders of Registrable Securities pursuant to the first sentence of this Section 12(a).

        (b)   Remedies. No holder of Registrable Securities shall have any right to take any action to restrain, enjoin or otherwise delay any registration as a result of any controversy that might arise with respect to the interpretation or implementation of this Agreement.

        (c)   Amendments and Waivers. The provisions of this Agreement may not be amended, modified or supplemented, unless the Corporation has obtained the written consent of (i) the holders of at least a Majority of the outstanding Registrable Securities and if such amendment, modification or supplement adversely affects the rights of the holders of MatlinPatterson Registrable Securities, the written consent of the holders of at least a Majority of the outstanding MatlinPatterson Registrable Securities, (ii) if such amendment, modification or supplement adversely affects the rights of the holders of Family Holdings Registrable Securities, the consent of the holders of at least a Majority of the outstanding Family Holdings Registrable Securities and (iii) if such amendment, modification or supplement adversely affects the rights of the holders of CPF Registrable Securities or Other Stockholder Registrable Securities, the consent of the holders of at least a Majority of the outstanding CPF Registrable Securities and Other Stockholder Registrable Securities voting together. Each holder of any Registrable Securities at the time or thereafter shall be bound by any consent authorized by this Section 12(b), whether or not such holder consented or whether or not such Registrable Securities have been marked to indicate such consent.

        (d)   Registrable Securities Held by the Corporation or its Subsidiaries. Whenever the consent or approval of holders of all or any specified percentage of Registrable Securities is required hereunder, Registrable Securities held by the Corporation or any of its subsidiaries will not be counted in determining whether such consent or approval was given by such holders.

        (e)   Notices. All notices or other communications provided for hereunder shall be in writing and shall be effective (i) on the day on which delivered if delivered personally or transmitted by telex or telegram or telecopier with evidence of receipt, (ii) one business day after the date on which the same is delivered to a nationally recognized overnight courier service (or in the case of any notice to or from CPF, three business days after the date on which the same is delivered to an internationally recognized courier service) with evidence of receipt, or (iii) other than any notice to or from CPF, five days after the date on which the same is deposited, postage prepaid, in the U.S. mail, sent by certified or

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registered mail, return receipt requested, and addressed to the party to be notified at the address indicated below for the Corporation, or at the address for the holder of the Registrable Securities set forth in a registry maintained by the Corporation or in case of Family Holdings, MatlinPatterson and CPF the address set forth on the signature page of this Agreement, or at such other address and/or telecopy or telex number and/or to the attention of such other person as the Corporation or the holder of the Registrable Securities may designate by ten-day advance written notice.

        (f)    Successors and Assigns. This Agreement will inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties. The registration rights granted by this Agreement may not be transferred or assigned by operation of law or in connection with any transfer or assignment of Registrable Securities except to (i) persons who after such transfer would own beneficially at least 3% of the outstanding Common Stock, (ii) charitable organizations and foundations who are transferees of the Family Holdings Registrable Securities and (iii) Affiliate transferees of Family Holdings, MatlinPatterson or CPF who after such transfer would own beneficially at least 1% of the outstanding Common Stock, then in each case only upon notification to the Corporation in writing and agreement by such transferee to the rights and obligations of this Agreement. Any assignment by the Corporation of this Agreement shall not relieve the Corporation of its obligations hereunder.

        (g)   Counterparts. This Agreement may be executed in one or more counterparts and by the parties hereto in separate counterparts, all of which will constitute one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered (including by facsimile) to the other parties.

        (h)   Headings. The headings in this Agreement are for convenience of reference only and will not limit or otherwise affect the meaning hereof.

        (i)    Governing Law; Jurisdiction. This Agreement will be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to conflict of law principles. Any holder of Registrable Securities may bring any action or proceeding to enforce or arising out of this Agreement or in the instruments and agreements annexed hereto in any court of competent jurisdiction.

        (j)    Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein will not be affected or impaired thereby.

        (k)   Termination of Registration Rights. The rights of any holder hereunder to request a Demand Registration pursuant to Section 3 with respect to any Registrable Securities shall terminate with respect to such holder at such time as the holder shall own less than 5% of the outstanding Common Stock.

        (l)    Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the registration rights granted by the Corporation with respect to the Registrable Securities. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

[Signature Pages Follow]

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        IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

HUNTSMAN CORPORATION
By:
Name:
Title:

Corporation Address:
Huntsman Corporation 500 Huntsman Way Salt Lake City, Utah 84108 Attention: Office of the General Counsel Facsimile: (801) 584-5782

HUNTSMAN FAMILY HOLDINGS COMPANY LLC
By:
Name:
Title:

Family Holdings Address:

Huntsman Family Holdings Company LLC
c/o Office of the Chairman of the Board of
        Directors of Huntsman Corporation
500 Huntsman Way
Salt Lake City, Utah 84108
Attention: Jon M. Huntsman
Facsimile: (801) 584-5782

MATLINPATTERSON GLOBAL OPPORTUNITIES PARTNERS L.P.
By:	MatlinPatterson Global Advisors LLC, as its investment advisor
By:
Name:
Title:

MatlinPatterson Address:
MatlinPatterson Global Opportunities Partners, L.P. 500 Madison Avenue New York, New York 10022 Attention: David Matlin Facsimile: ( )
With a copy to:
Whalen LLP 600 Anton Boulevard, 18th Floor Costa Mesa, California 92626 Attention: Michael P. Whalen Facsimile: (714) 384-4341

MATLINPATTERSON GLOBAL OPPORTUNITIES PARTNERS B L.P.
By:	MatlinPatterson Global Advisors LLC, as its investment advisor
By:
Name:
Title:
MatlinPatterson Address:
MatlinPatterson Global Opportunities Partners, L.P. 500 Madison Avenue New York, New York 10022 Attention: David Matlin Facsimile: ( )
With a copy to:
Whalen LLP 600 Anton Boulevard, 18th Floor Costa Mesa, California 92626 Attention: Michael P. Whalen Facsimile: (714) 384-4341

MATLINPATTERSON GLOBAL OPPORTUNITIES PARTNERS (BERMUDA) L.P.
By:	MatlinPatterson Global Advisors LLC, as its investment advisor
By:
Name:
Title:
MatlinPatterson Address:
MatlinPatterson Global Opportunities Partners, L.P. 500 Madison Avenue New York, New York 10022 Attention: David Matlin Facsimile: ( )
With a copy to:
Whalen LLP 600 Anton Boulevard, 18th Floor Costa Mesa, California 92626 Attention: Michael P. Whalen Facsimile: (714) 384-4341

CONSOLIDATED PRESS (FINANCE) LIMITED
By:
Name:
Title:

CPF Notice Address:
Consolidated Press (Finance) Limited Third Level, 54-58 Park Street Sydney NSW 2000, Australia Attention: Graham A. Cubbin Facsimile: 011 (612) 9267-4455
With a copy to:
Freehills Level 32, MLC Centre 19-29 Martin Place Sydney NSW 2000, Australia Attention: John Nestel, Partner Facsimile: 011 (612) 9322-4000

HUNTSMAN CANCER FOUNDATION
By:
Name:
Title:

Foundation Address:
Huntsman Cancer Foundation 500 Huntsman Way Salt Lake City, Utah 84108 Attention: Thomas Muir Facsimile: ( )

Peter Huntsman

Address:

Facsimile: ( )

J. Kimo Esplin

Address:

Facsimile: ( )

Samuel D. Scruggs

Address:

Facsimile: ( )

David S. Parkin

Address:

Facsimile: ( )

L. Russell Healy

Address:

Facsimile: ( )

Sean Douglas

Address:

Facsimile: ( )

Kevin C. Hardman

Address:

Facsimile: ( )

John R. Heskett

Address:

Facsimile: ( )

Lou Adimare

Address:

Facsimile: ( )

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  Exhibit 4.66
REGISTRATION RIGHTS AGREEMENT